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                                   Exhibit 1

                    Filing Agreement dated January 21, 2000
                        Re: Joint Filing of Schedule 13D

The undersigned hereby agree that:

          (i) each of them is individually eligible to use the Schedule 13D attached hereto;

          (ii)    the attached Schedule 13D is filed on behalf of each of them;

          (iii)   each of them is responsible for the timely filing of such
                  Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

                                        SIEMENS AKTIENGESELLSCHAFT


                                        By: /s/ Dr. Inge Preuss
                                            -----------------------------------
                                            Name:  Dr. Inge Preuss
                                            Title:  Prokurist


                                        By: /s/ Juergen Werth
                                            -----------------------------------
                                            Name:  Juergen Werth
                                            Title:  Prokurist


                                        SIEMENS ENERGY & AUTOMATION, INC.


                                        By: /s/ Thomas J Malott
                                            -----------------------------------
                                            Name:  Thomas J Malott
                                            Title:  President and CEO


                                        MALIBU ACQUISITION CORP.


                                        By: /s/ Gary K. Gabriel
                                            -----------------------------------
                                            Name:  Gary K. Gabriel
                                            Title:  Treasurer